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                                                                       EXHIBIT 5

                      [LIONEL SAWYER & COLLINS LETTERHEAD]

                                December 27, 2001

First Republic Preferred Capital Corporation
111 Pine Street
San Francisco, CA 94111

     Re: First Republic Preferred Capital Corporation Registration Statement on
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Form S-11
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Ladies and Gentlemen:

     We are acting as special Nevada counsel for First Republic Preferred Capital Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement (the "Registration Statement") on Form S-11 (File No. 333-72510) originally filed on October 31, 2001, by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of 1,840,000 shares of the Company's Series B Preferred stock (the "Series B Preferred").

     We have examined originals or copies of each of the documents listed below:

     1. Certificate of Corporate Existence of the Company certified by Nevada's Secretary of State as of December 3, 2001;

     2. The Articles of Incorporation of the Company certified by Nevada's Secretary of State as of December 3, 2001, and certified by the Secretary of the Company as of the date hereof;

     3. The Bylaws of the Company, dated May 7, 1999, certified by the Secretary of the Company as of the date hereof;

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First Republic Preferred Capital Corporation
December 27, 2001
Page 2

     4.   The Registration Statement; and

     5. The form of the proposed Underwriting Agreement (the "Underwriting Agreement") by and among the Company, First Republic Bank, a Nevada banking corporation (the "Bank"), Wells Fargo Van Kasper, LLC and Ryan, Beck & Co. (the latter two, collectively, the "Underwriters").

     We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of public officials and corporate officers with respect to the accuracy of all factual matters contained therein. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in either the Registration Statement or the Underwriting Agreement, other than those attached thereto.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

     We have assumed with respect to issuances of the Series B Preferred that:
(a) the total number of shares of the Company's preferred stock issued or reserved for issuance (other than the Series B Preferred) at the time of such issuance does not exceed 3,160,000; (b) the number of shares of Series B Preferred created by filing a completed Certificate of Designations substantially in the form of that attached as Exhibit 3.3 to the Registration Statement (the "Certificate of Designations") with the Nevada Secretary of State will be equal to or greater than 1,840,000; (c) between the date hereof and the date of any such issuances there are no changes to the authorized capitalization of the Company that reduce the number of authorized shares of the Company's preferred stock or any series thereof; and (d) the form of stock certificate that will represent shares of the Series B Preferred will be substantially similar to the form of stock certificate attached to the Registration Statement as Exhibit 4.

     Based upon the foregoing, and subject to the following, it is our opinion that:

     1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

     2. The Company has the authority to issue up to 5,000,000 shares of preferred stock.

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First Republic Preferred Capital Corporation
December 27, 2001
Page 3

     3. When (a) the Series B Pricing Committee of the Company's Board of Directors has duly passed the resolution (as set forth in Exhibit 4 to the Registration Statement) adopting the Certificate of Designations (completed to include the number of shares of such series and the dividend rate applicable thereto) and authorizing the Company's execution and delivery of, and performance of the transactions contemplated by, the completed Underwriting Agreement (which completion shall include insertion therein of the number of shares subject thereto and the pricing terms); and (b) the completed Underwriting Agreement has been duly executed by the Company, the Bank and the Underwriters, then, upon issuance and delivery of the Series B Preferred shares and receipt by the Company of the consideration called for in the executed Underwriting Agreement, the Series B Preferred shares will be duly authorized, validly issued, fully paid and nonassessable.

     We express no opinion concerning any securities law or rule. This Opinion Letter is intended for use in connection with the registration of the Series B Preferred as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, that we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving these consents, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                       /s/ Lionel Sawyer & Collins
                                       LIONEL SAWYER & COLLINS